EXHIBIT 99.1
BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FIRST QUARTER ENDED MARCH 31, 2007

Natick, MA (April 23, 2007) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the first quarter ended March 31, 2007, as well as guidance for net sales and earnings per share (EPS) for the second quarter of 2007.

Highlights

•	Delivered operating results at the high end of the Company’s sales and EPS ranges
•	Recorded net sales of $2.086 billion, reported EPS of $0.08 and adjusted EPS of $0.20 (excluding net special charges and amortization and stock compensation expense)
•	Achieved double-digit sequential growth in worldwide cardiac rhythm management (CRM) sales for the second consecutive quarter
•	Resolved the CRM warning letter issued by the FDA to Guidant in December 2005
•	Received regulatory approval for the TAXUS® Express[2]™ paclitaxel-eluting coronary stent system in Japan

Net sales for the first quarter of 2007 were $2.086 billion as compared to $1.620 billion for the first quarter of 2006. The first quarter 2007 operating results include the Company’s CRM and cardiac surgery businesses, which were acquired as part of Guidant on April 21, 2006. Worldwide sales of the Company’s CRM group for the first quarter of 2007 were $539 million, which included $398 million of implantable cardioverter defibrillator (ICD) sales, as compared to CRM sales of $489 million for the fourth quarter of 2006, which included $356 million of ICD sales. U.S. CRM sales for the first quarter of 2007 were $349 million, which included $273 million of ICD sales, as compared to U.S. CRM sales of $320 million for the fourth quarter of 2006, which included $250 million of ICD sales.

For comparison purposes -- as though Boston Scientific had acquired Guidant on January 1,

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2006 -- worldwide CRM sales for the first quarter of 2006 would have been approximately $562 million, including $419 million of ICD sales. Similarly, U.S. CRM sales for the first quarter of 2006 would have been approximately $388 million, including $309 million of ICD sales.

Worldwide sales of the Company’s drug-eluting coronary stent systems for the first quarter of 2007 were $468 million as compared to $633 million for the first quarter of 2006 and $506 million for the fourth quarter of 2006. U.S. sales of drug-eluting coronary stent systems for the first quarter of 2007 were $293 million as compared to $419 million for the first quarter of 2006 and $329 million for the fourth quarter of 2006. Worldwide sales of coronary stent systems for the first quarter of 2007 were $527 million as compared to $668 million for the first quarter of 2006 and $550 million for the fourth quarter of 2006. U.S. sales of coronary stent systems for the first quarter of 2007 were $317 million as compared to $429 million for the first quarter of 2006 and $347 million for the fourth quarter of 2006.

Reported net income for the first quarter of 2007 was $120 million, or $0.08 per share, on approximately 1.5 billion weighted average shares outstanding. Reported results for the first quarter of 2007 included net special charges (after-tax) of $26 million, or approximately $0.02 per share, which consisted primarily of charges related to the Guidant acquisition. Reported net income for the first quarter of 2006 was $332 million, or $0.40 per share, on approximately 830 million weighted average shares outstanding. Reported results for the first quarter of 2006 included net special charges (after-tax) of $29 million, or approximately $0.03 per share, which consisted primarily of investment write-downs due to the termination of a gene therapy trial.

Adjusted net income for the quarter, excluding net special charges and amortization and stock compensation expense, was $295 million, or $0.20 per share. Adjusted net income for the first quarter of 2006, excluding net special charges and amortization and stock compensation expense, was $415 million, or $0.50 per share.

“I am pleased we came in at the upper end of our ranges for sales and EPS for the quarter,” said Jim Tobin, President and Chief Executive Officer of Boston Scientific. “While drug-eluting stent sales were lower than we hoped due to market dynamics, our performance within the market remained strong, and we continue to expect market fundamentals to improve over time. CRM sales were higher than anticipated, achieving double-digit sequential growth for the second consecutive quarter. We are also continuing to make substantial progress on quality, most notably resolving the deficiencies in the CRM warning letter, which has been the number one priority for our CRM Group. This important milestone is solid evidence we are moving in the right direction.”

Guidance for Second Quarter 2007

The Company estimates net sales for the second quarter of 2007 of between $2.0 billion and $2.1 billion. Adjusted EPS, excluding net special charges and amortization and stock compensation expense, are estimated to range between $0.15 and $0.20 per share. The Company estimates

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EPS on a GAAP basis of between $0.04 and $0.09 per share.

Boston Scientific officials will be discussing these results with analysts on a conference call at 5:30 pm. (ET) Monday, April 23, 2007. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

This press release contains forward-looking statements. The Company wishes to caution the reader of this press release that actual results may differ from those discussed in the forward-looking statements and may be adversely affected by, among other things, risks associated with new product development and introduction, clinical trials, regulatory approvals, competitive offerings, intellectual property, litigation, integration of acquired companies, the Company’s overall business strategy, and other factors described in the Company’s filings with the Securities and Exchange Commission.

Use of non-GAAP Financial Information

To supplement Boston Scientific’s consolidated condensed financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures that exclude certain charges, including non-GAAP net income/loss and non-GAAP net income/loss per diluted share. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables below. In addition, an explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for financial information prepared in accordance with GAAP.

                      CONTACT:

Paul Donovan
508-650-8541 (office)
508-667-5165 (mobile)
Media Relations
Boston Scientific Corporation

Dan Brennan
508-650-8538 (office)
617-459-2703 (mobile)
Investor Relations
Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

	Three Months Ended
	March 31,		Change
			As Reported	Constant
In millions	2007	2006	Currency Basis	Currency Basis

DOMESTIC	$1,271	$991	28%	28%

Europe	463	314	47%	35%
Japan	159	134	19%	21%
Inter-Continental	193	181	7%	5%
INTERNATIONAL	815	629	30%	23%

WORLDWIDE	$2,086	$1,620	29%	26%

	Three Months Ended March 31,		Change
			As Reported	Constant
In millions	2007	2006	Currency Basis	Currency Basis

Interventional Cardiology	$804	$949	(15%)	(17%)
Peripheral Interventions / Vascular Surgery	154	184	(16%)	(18%)
Electrophysiology	36	34	6%	5%
Neurovascular	90	80	14%	11%
Cardiac Surgery	50	N/A	N/A	N/A
Cardiac Rhythm Management	539	N/A	N/A	N/A
CARDIOVASCULAR	1,673	1,247	34%	32%

Oncology	56	54	4%	2%
Endoscopy	200	180	11%	9%
Urology	95	90	6%	5%
ENDOSURGERY	351	324	8%	7%

NEUROMODULATION	62	49	28%	26%

WORLDWIDE	$2,086	$1,620	29%	26%

Certain amounts in the tables above may not sum or recalculate due to rounding of individual components.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q1 2007 Net Sales as compared to Q1 2006
	Increase / (Decrease) -	Increase / (Decrease) -	Estimated Impact
In millions	As Reported Basis	Constant Currency Basis	of Foreign Currency

DOMESTIC	$280	$280

Europe	$149	$112	$37
Japan	25	28	(3)
Inter-Continental	12	8	4
INTERNATIONAL	186	148	38

WORLDWIDE	$466	$428	$38

	Q1 2007 Net Sales as compared to Q1 2006
	Increase / (Decrease) -	Increase / (Decrease) -	Estimated Impact
In millions	As Reported Basis	Constant Currency Basis	of Foreign Currency

Interventional Cardiology	$(145)	$(162)	$17
Peripheral Interventions/Vascular Surgery	(30)	(33)	3
Electrophysiology	2	2
Neurovascular	10	9	1
Cardiac Surgery	50	49	1
Cardiac Rhythm Management	539	528	11
CARDIOVASCULAR	426	393	33

Oncology	2	1	1
Endoscopy	20	16	4
Urology	5	5
ENDOSURGERY	27	22	5

NEUROMODULATION	13	13

WORLDWIDE	$466	$428	$38

Actual calculation of the percentage change in net sales on a constant currency basis may differ slightly due to rounding of amounts in the tables above.

NOTE - An explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included in the exhibit labeled “Use of Non-GAAP Financial Measures.”

BOSTON SCIENTIFIC CORPORATION
GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share data	2007	2006

Net sales	$2,086	$1,620
Cost of products sold	568	374
Gross profit	1,518	1,246

Selling, general and administrative expenses	735	470
Research and development expenses	289	186
Royalty expense	52	55
Amortization expense	155	38
Purchased research and development	5
	1,236	749
Operating income	282	497

Other income (expense):
Interest expense	(141)	(37)
Other, net	18	(29)

Income before income taxes	159	431
Income taxes	39	99

Net income	$120	$332

Net income per common share - assuming dilution	$0.08	$0.40

Weighted average shares outstanding - assuming dilution	1,497.8	830.4

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

NOTE - An explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included in the exhibit labeled “Use of Non-GAAP Financial Measures.”

	Three Months Ended		Three Months Ended
	March 31, 2007		March 31, 2006
In millions, except per share data	Net income	Impact per diluted share	Net income	Impact per diluted share
GAAP results	$120	$0.08	$332	$0.40
Non-GAAP adjustments:
Acquisition-related and other costs	20	0.01	29	0.03
Amortization and stock compensation expense	149	0.10	54	0.07
Discrete income tax items	6	0.01
Adjusted results	$295	$0.20	$415	$0.50

	Three Months Ended
	March 31,
	2007	2006
Acquisition-related and other costs:
Integration costs (a)	$12
Fair-value adjustment for the sharing of proceeds feature of the Abbott stock purchase (b)	8
Purchased research and development	5
Investment portfolio activity (b)		$38
	25	38
Income tax benefit	(5)	(9)
Acquisition-related and other costs, net of tax	$20	$29

Amortization and stock compensation expense:
Amortization expense	$155	$38
Stock compensation expense (c)	34	32
	189	70
Income tax benefit	(40)	(16)
Amortization and stock compensation expense, net of tax	$149	$54

(a) Recorded $9 million to selling, general and administrative expenses, $2 million to cost of products sold and $1 million to research and development expenses.
(b) Recorded to other, net
(c) Recorded $23 million in 2007 to selling, general and administrative expenses, $7 million to research and development expenses and $4 million to cost of products sold; recorded $20 million in 2006 to selling, general and administrative expenses, $6 million to research and development expenses and $6 million to cost of products sold.

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
In millions	2007	2006

Assets
Current assets:
Cash and cash equivalents	$1,340	$1,668
Trade accounts receivable, net	1,435	1,424
Inventories	793	749
Deferred income taxes	581	583
Other current assets	435	477
Total current assets	4,584	4,901

Property, plant and equipment, net	1,748	1,726
Investments	563	596
Other assets	214	237
Intangible assets, net	23,960	23,636
	$31,069	$31,096

Liabilities and Stockholders' Equity
Current liabilities:
Borrowings due within one year	$7	$7
Accounts payable and accrued expenses	1,925	2,067
Other current liabilities	438	556
Total current liabilities	2,370	2,630

Long-term debt	8,898	8,895
Deferred income taxes	2,645	2,784
Other long-term liabilities	1,607	1,489

Stockholders' equity	15,549	15,298
	$31,069	$31,096

BOSTON SCIENTIFIC CORPORATION
ESTIMATED Q2 2007 NON-GAAP NET INCOME PER SHARE RECONCILIATION
(Unaudited)

	Net Income per Share - Assuming Dilution
	Q2 Low	Q2 High

GAAP estimated results	$0.04	$0.09

Estimated amortization and stock compensation expense	0.10	0.10
Estimated acquisition-related and other charges	0.01	0.01

Adjusted estimated results	$0.15	$0.20

NOTE - An explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included in the exhibit labeled “Use of Non-GAAP Financial Measures.”

Use of Non-GAAP Financial Measures

To supplement Boston Scientific’s consolidated condensed financial statements presented on a GAAP basis, the Company discloses and forecasts certain non-GAAP measures that exclude certain charges, including non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net income is GAAP net income and the GAAP measure most comparable to non-GAAP net income per diluted share is GAAP net income per diluted share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the preceding tables.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, following the Company’s acquisition of Guidant, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying business to generate cash and pay down debt. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s operating segments. The adjustments excluded from the Company’s non-GAAP measures are consistent with those excluded from its reportable segments’ measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company’s chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for the first quarter of 2007 and 2006, as well as reasons for excluding each of these individual items:

▪ Acquisition-related and other costs - For 2007, these adjustments consisted primarily of integration costs associated with the Guidant acquisition that are non-capitalized expenses, the fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase and purchased research and development. For 2006, these adjustments consisted primarily of asset write-downs. The integration costs associated with the Guidant acquisition and asset write-downs do not reflect expected future operating expenses. The fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase is not indicative of the Company’s on-going operations and is not used by management to assess the Company’s performance, or compare the Company’s performance to prior periods. Purchased research and development is a non-cash charge and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Management removes the impact of purchased research and development from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this information may be useful to users of its financial statements and, therefore, has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

▪ Amortization and stock compensation expense - The amount of amortization and stock compensation expense vary based on decisions made at the corporate level and the expenses are not necessarily reflective of operating performance. In addition, amortization and stock compensation expense are non-cash charges and do not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Further, following the Company’s acquisition of Guidant, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of stock compensation and amortization from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, amortization and stock compensation expense are excluded from management’s assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

▪ Discrete income tax items - The items relate to certain tax exposures associated with prior periods. Accordingly, management excluded these items for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

▪ Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations relying on these non-GAAP financial measures are:

▪ Items such as purchased research and development, the fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase and the impairment of certain of the Company's investments reflect economic costs to the Company and are not reflected in non-GAAP net income and non-GAAP net income per diluted share.

▪ Items such as Guidant integration costs and discrete income tax items that are excluded from non-GAAP net income and non-GAAP net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

▪ Items such as amortization of purchased intangible assets, though not directly affecting Boston Scientific’s cash flow position, represent a reduction in value of intangible assets over time. The expense associated with this reduction in value is not included in Boston Scientific’s non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full economic effect of the reduction in value of those intangible assets.

▪ Items such as stock compensation expense, though not directly affecting the Company’s cash flow position, represent compensation cost under GAAP. Stock compensation expense is not included in non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full economic cost of compensating employees.

▪ Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP net sales.

▪ Other companies may calculate non-GAAP net income, non-GAAP net income per diluted share, or regional and divisional revenue growth rates that exclude the impact of foreign exchange differently than Boston Scientific does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that providing non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the related GAAP measures provides investors with greater transparency to the information used by Boston Scientific management in its financial and operational decision-making and allows investors to see Boston Scientific’s results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific’s investors to understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Boston Scientific’s operating performance with the performance of other companies in its industry that supplement their GAAP results with non-GAAP financial measures.